UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. __)

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ULTRA SERIES FUND
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International Stock Fund
a series of
ULTRA SERIES FUND
550 Science Drive
Madison, Wisconsin 53711
(800) 767-0300

November 26, 2013

Dear Beneficial Owner of Shares:

You are receiving this Proxy Statement because you are the owner of a variable annuity contract or variable life insurance policy issued by CMFG Life Insurance Company that invests in, or another beneficial owner of, the International Stock Fund (the “Fund”), a series of shares of the Ultra Series Fund (the “Trust”). A special meeting of shareholders of the Fund will be held at 550 Science Drive, Madison, Wisconsin, on December 27, 2013 at 9:00 a.m., Central Time, or any adjournments or postponements thereof (the “Meeting”).

In connection with the Meeting, you are being asked to provide voting instructions on a new subadvisory agreement (the “New Subadvisory Agreement”) between Madison Asset Management, LLC (“Madison”), the investment adviser of the Fund, and NorthRoad Capital Management LLC (“NorthRoad”), the proposed new subadviser of the Fund. NorthRoad is an affiliate of Madison. Currently, Lazard Asset Management LLC (“Lazard”) serves as the subadviser of the Fund. The Board of Trustees has approved the termination of Lazard and the appointment of NorthRoad, and recommends that you provide voting instructions approving the New Subadvisory Agreement. There is no change in investment objective or investment strategies being proposed as part of this change; however, contingent upon shareholder approval of the New Subadvisory Agreement, Madison has agreed to contractually lower its annual management fee from 1.20% to 1.15% of the Fund’s average daily net assets, which results in a 0.05% savings to shareholders.

Your voting instructions are important. Whether or not you plan to attend the Meeting, please complete, sign and return your Voting Instruction Form as soon as possible so that your voting instructions may be counted. A postage-paid envelope is enclosed for this purpose. You may also provide voting instructions by Internet or telephone by following the instructions on the enclosed Voting Instruction Form.

Thank you for your prompt response and for your continued investment in the Fund.

Sincerely,

(signature)

Katherine L. Frank
President of Ultra Series Fund

International Stock Fund
a series of
ULTRA SERIES FUND
550 Science Drive
Madison, Wisconsin 53711
(800) 767-0300

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To the owners of variable annuity contracts and variable life insurance policies (together, “variable contracts”) issued by CMFG Life Insurance Company (“CMFG”) entitled to give voting instructions in connection with certain separate accounts established by CMFG that invest in, and other beneficial owners of, the International Stock Fund (the “Fund”), a series of shares of the Ultra Series Fund:
Notice is hereby given that a special meeting of shareholders of the Fund will be held at 550 Science Drive, Madison, Wisconsin on December 27, 2013 at 9:00 a.m., Central Time (the “Meeting”), for the purpose of considering the proposal set forth below:

1.	To approve a new subadvisory agreement between Madison Asset Management, LLC, the investment adviser of the Fund, and NorthRoad Capital Management LLC, the proposed new subadviser of the Fund; and

2.	To transact such other business as may be properly brought before the Meeting.
The Board of Trustees of the Fund recommends that shareholders vote FOR the proposal.
CMFG and/or its affiliates, separate accounts and pension plans are the only shareholders of the Fund. CMFG will vote the shares of the Fund attributable to its separate accounts in accordance with the instructions timely received from owners of the variable contracts. Variable contract owners with amounts allocated to CMFG separate account subaccounts investing in the Fund and other beneficial owners of the Fund as of November 5, 2013 have the right to provide voting instructions. A Proxy Statement that describes the proposal follows this Notice, and a Voting Instruction Form is enclosed for you to provide your voting instructions.
Your voting instructions on this proposal are important. Please provide your voting instructions as soon as possible to save the expense of additional solicitations. You can provide voting instructions quickly and easily by completing and mailing the enclosed Voting Instruction Form, or by providing voting instructions by Internet or telephone. Just follow the simple instructions that appear on your enclosed Voting Instruction Form. Please help avoid the expense of a follow-up mailing by providing your voting instructions today.
By Order of the Board of Trustees,

(signature)

Holly S. Baggot
Secretary of Ultra Series Fund
Madison, Wisconsin

November 26, 2013

International Stock Fund
a series of
ULTRA SERIES FUND
550 Science Drive
Madison, Wisconsin 53711
(800) 767-0300

PROXY STATEMENT

The Board of Trustees (the “Board”) of the Ultra Series Fund (the “Trust”) is furnishing this Proxy Statement to owners of variable annuity contracts and variable life insurance policies (together, “variable contracts”) issued by CMFG Life Insurance Company (“CMFG”) and having contract values as of November 5, 2013 (the “Record Date”) allocated to subaccounts of certain separate accounts of CMFG (the “Separate Accounts”) that are invested in shares of the International Stock Fund (the “Fund”), a series of shares of the Trust; and other beneficial owners of the Fund as of the Record Date. This Proxy Statement and attached materials are being mailed on or about November 26, 2013.

A special meeting of shareholders of the Fund will be held at 550 Science Drive, Madison, Wisconsin on December 27, 2013, at 9:00 a.m., Central Time (the “Meeting”), for the purpose of voting on (1) a new subadvisory agreement (the “New Subadvisory Agreement”) between the Madison Asset Management, LLC (“Madison”), the investment adviser of the Fund, and NorthRoad Capital Management LLC (“NorthRoad”), the proposed new subadviser of the Fund, and (2) to transact such other business as may be properly brought before the Meeting.

Voting instructions are being solicited by mail. Additional solicitations may be made by telephone or facsimile by officers or employees of Madison or its affiliates, who will not be separately compensated for such activities. The cost of the solicitation will be borne by Madison, not by the Fund. Beneficial owners should provide voting instructions by completing the enclosed Voting Instruction Form, or by providing voting instructions by Internet or telephone. Just follow the simple instructions that appear on your enclosed Voting Instruction Form.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on December 27, 2013:  The Notice of Special Meeting, Proxy Statement and Voting Instruction Form are available at www.ultraseriesfund.com/proxy.

If you need additional copies of the Notice of Special Meeting, Proxy Statement or Voting Instruction Form, please contact the Fund at 1-800-767-0300 or in writing at 550 Science Drive, Madison, Wisconsin 53711.  Additional copies of these materials will be delivered to you promptly upon request.  To obtain directions to attend the Meeting, please call 1-800-767-0300. For a free copy of the Fund’s most recent Annual and Semi-Annual Reports to Shareholders, please contact the Fund at the toll-free telephone number or address set forth above.

INTRODUCTION
The Fund is an investment portfolio or series of the Trust.  The Trust, on behalf of the Fund, has entered into an Investment Management Agreement with Madison.  Pursuant to the Investment Management Agreement, Madison may select one or more subadvisers for the Fund and supervises the Fund’s daily business affairs, subject to the supervision and direction of the Board.  Madison selects subadviser(s) it believes will provide the Fund with high-quality investment management services consistent with the Fund’s investment objective.  Madison is responsible for the overall monitoring of the Fund’s subadviser(s).
Currently, Lazard Asset Management LLC (“Lazard”) serves as the subadviser of the Fund. At a meeting held on November 5, 2013, Madison recommended to the Board that NorthRoad replace Lazard as the Fund’s subadviser. The Board approved this change, but shareholder approval is required before the New Subadvisory Agreement can take effect. Assuming shareholder approval is received, the subadvisory between Madison and Lazard will terminate (the “Old Subadvisory Agreement”), and the New Subadvisory Agreement between Madison and NorthRoad will become effective. Subject to the foregoing, it is anticipated that the New Subadvisory Agreement will take effect as of December 31, 2013.
Madison owns a controlling interest in NorthRoad, which means that NorthRoad is an affiliate of Madison. Assuming shareholder approval of the New Subadvisory Agreement, NorthRoad will discharge its responsibilities thereunder subject to the oversight and supervision of Madison.  NorthRoad will be paid by Madison for its services from the management fees Madison receives from the Fund.
While the Trust has received an exemptive order from the Securities and Exchange Commission (the “SEC”) that allows certain subadviser changes to be made without shareholder approval (the “Manager of Managers Order”), because NorthRoad is an affiliate of Madison, the Manager of Managers Order requires that shareholder approval must be obtained before the change can take effect. Therefore, the purpose of this Proxy Statement is to solicit shareholder approval of the New Subadvisory Agreement with NorthRoad. The decision by the Board to approve NorthRoad as a subadviser, as well as other important information, is described in more detail below.
MADISON’S RECOMMENDATION TO APPROVE NEW SUBADVISER
In General. As part of Madison’s duties to select and supervise the Fund’s subadvisers, Madison is responsible for communicating performance expectations to, and evaluating the performance of, each subadviser and recommending to the Board whether a new subadviser should be hired or whether a subadviser’s contract with the Trust should be renewed, modified or terminated.  Madison periodically provides written reports to the Board describing the results of its evaluation and monitoring functions.
The Fund’s investment objective is to seek long-term growth of capital. Under normal market conditions, the Fund invests at least 80% of its net assets in the stock of foreign companies. The types of stocks that the Fund may invest in include common stocks, securities convertible into common stocks, preferred stocks, and other securities representing equity interests such as American Depository Receipts (“ADRs”) (which are receipts typically issued by a U.S. financial institution which evidence ownership of underlying securities of foreign corporate issuers), European Depository Receipts (“EDRs”) and Global Depository Receipts (“GDRs”). EDRs and GDRs are receipts evidencing an arrangement with a non-U.S. financial institution similar to that for ADRs and are designed for use in non-U.S. securities markets. The Fund may also invest in debt securities, foreign money market instruments, and other income bearing securities as well as forward foreign currency exchange contracts and other derivative securities and contracts. The Fund usually holds securities of issuers located in at least three countries other than the U.S. Typically, a majority of the Fund’s assets are invested in relatively large capitalization stocks of issuers located or operating in developed countries. Such securities are those issued by companies located in countries included in the Morgan Stanley Capital International, Europe, Australasia, and Far East (“MSCI EAFE”) Index. The Fund may also invest up to 30% of its assets in securities of companies whose principal business activities are located in emerging market countries.
While the Fund has generally outperformed its benchmark during Lazard’s tenure, Madison believes that NorthRoad’s portfolio management team is capable of producing equally competitive returns. In addition, because NorthRoad is affiliated with Madison, Madison is able to reduce the Fund’s annual management fee from 1.20% to 1.15% of the Fund’s average daily net assets, resulting in a 0.05% savings to shareholders. Also, because Madison and NorthRoad have overlapping personnel, policies and procedures, Madison has greater familiarity with NorthRoad’s investment capabilities and processes, compliance program and operational capabilities.
 NorthRoad. Madison believes NorthRoad to be qualified and an appropriate candidate to serve as the subadviser to the Fund.  NorthRoad uses a disciplined investment process that seeks to identify investment opportunities with the following characteristics: (i) portfolio turnover that averages less than 20% per year, reflecting a general five-year time horizon, (ii) high tracking error (or low benchmark sensitivity), meaning that the Fund will not normally change its portfolio composition to react to short-term changes in benchmark and similar indices, and (iii) a defensive pattern of returns, meaning that the Fund will focus on securities that NorthRoad believes will participate in the growth of rising markets and protect shareholders during falling markets. The investment criteria used by NorthRoad is driven by an approach to owning individual businesses that, in NorthRoad’s opinion, offer the best absolute trade-off between financial productivity and valuation. NorthRoad employs a value-oriented, bottom-up, fundamental approach to the international markets. This investment philosophy is rooted in NorthRoad’s belief and observation that over the long term, equity prices reflect a company’s ability to generate returns on its invested capital. It is NorthRoad’s view that high quality companies which can sustain superior rates of return on equity will offer the best returns and that this can be further enhanced by paying an attractive price to own those businesses. In selecting equity securities for the Fund’s portfolio, NorthRoad will look for companies with the following characteristics: (i) attractive valuations, particularly relative to the profitability and financial productivity of the company, (ii) above-average, sustainable rates of return on equity, and (iii) solid fundamentals (e.g., a strong balance sheet, the ability to generate free cash flow and transparent financial disclosure).
Assuming shareholders approve the New Subadvisory Agreement, Chuck Saunders, Jim Shore and Ray Vars will be responsible for the day-to-day management of the Fund.
Mr. Saunders, CFA, is a Principal of NorthRoad and has been associated with the firm since 2005.  Prior to 2005, Mr. Saunders was responsible for the International Equity Fund for the State of Wisconsin Investment Board.  Mr. Saunders was Vice President, Investment Banking, for the Industrial Bank of Tokyo from 1998-1994. Mr. Saunders holds a B.A. from Lawrence University and an M.B.A. from Columbia University.
Mr. Shore, CFA, is a Principal of NorthRoad. Prior to co-founding NorthRoad in 2002, Mr. Shore was an international and global Portfolio Manager at Lazard. He also spent several years as a global industrials analyst. Before Lazard, Mr. Shore was an international Portfolio Manager/Analyst with Brandes Investment Partners, Inc. Mr. Shore holds a B.A. (with honors) from Williams College.
Mr. Vars, CFA, is a Principal of NorthRoad. Prior to co-founding NorthRoad in 2002, Mr. Vars was an international and global Portfolio Manager at Lazard. He also spent several years as a global auto industry analyst as well as a quantitative analyst. Before joining Lazard in 1995, Mr. Vars was an analyst at Asset Strategy Consulting. Mr. Vars holds a B.A. from Yale University.
If shareholders approve the New Subadvisory Agreement, NorthRoad’s portfolio managers anticipate that they will dispose of a portion of the Fund’s portfolio in an orderly fashion shortly after NorthRoad becomes the Fund’s subadviser.  Brokerage costs associated with these changes will be borne entirely by Madison.  Any capital gains resulting from this repositioning will be distributed to the shareholders as part of any required annual distribution of capital gains.  However, given the tax-favored status of the Fund's shareholders, these distributions are generally not subject to immediate taxation to the shareholders' beneficial owners.
As a result of the foregoing, Madison recommended to the Board that NorthRoad replace Lazard as the Fund’s subadviser.
BOARD CONSIDERATIONS
At a meeting held in person on November 5, 2013, the Board, including the trustees who are not considered “interested persons” under the Investment Company Act of 1940, as amended (the “1940 Act”), discussed and unanimously approved the termination of Lazard as the Fund’s subadviser, and the appointment of NorthRoad to subadvise the Fund’s assets (subject to shareholder approval).  The Board was provided with detailed materials relating to NorthRoad in advance of and at the meeting. The material factors and conclusions that formed the basis for the approval are discussed below.
The Nature, Extent, and Quality of the Services to be Provided by NorthRoad as Subadviser.  The Board considered the information provided by Madison relating to NorthRoad, including information relating to NorthRoad’s investment process and risk management.  The Board also examined and considered the experience of the investment personnel of NorthRoad who would be managing the Fund.  The Board took into account that NorthRoad serves as the subadviser to another fund in the Madison fund complex called the Madison NorthRoad International Fund (the “Madison Fund”), and, accordingly, the Board receives periodic reports on NorthRoad’s management of that fund. The Board concluded that the nature and extent of the services to be provided appeared to be consistent with the terms of the New Subadvisory Agreement.
Investment Performance of NorthRoad.  The Board evaluated the Fund’s investment performance and considered historical performance information of NorthRoad in managing similar investment mandates. The Board concluded that the prospects for solid investment performance by the Fund, if NorthRoad were appointed as a subadviser, were reasonable. Based on its review, the Board believed that the replacement of Lazard by NorthRoad was appropriate.
Fee Levels.  The Board considered the Fund’s overall fee level and noted that the overall expenses of the Fund would actually decrease if the New Subadvisory Agreement were approved, given Madison’s agreement to reduce the annual management fee payable under the Investment Management Agreement from 1.20% to 1.15% of the Fund’s average daily net assets if the Fund’s shareholders approve the New Subadvisory Agreement with NorthRoad. In addition, the Board noted that the subadvisory fee to be paid to NorthRoad out of the management fee that Madison receives from the Fund is equal to the subadvisory fee paid to NorthRoad by Madison with regard to the Madison Fund.  Since the Board has previously concluded that the subadvisory fee paid to NorthRoad with regard to the Madison Fund was fair and reasonable, the Board believed it was reasonable to conclude that the subadvisory fee to be paid to NorthRoad with regard to the Fund was likewise fair and reasonable in light of the information provided.
Costs and Profitability.  In considering the profitability to NorthRoad of its relationship with the Fund, the Board noted that 100% of the net fees payable to Madison under the Investment Management Agreement will, in turn, be paid by Madison to the NorthRoad under the New Subadvisory Agreement, but that as a result of Madison’s affiliation with NorthRoad, a portion of these fees will flow back to Madison.
Economies of Scale.   Neither the Investment Management Agreement nor the New Subadvisory Agreement contains any breakpoints to reflect economies of scale as Fund assets increase. Nevertheless, the Board noted the current size of the Fund and determined that the addition of breakpoints would not benefit the Fund at this time.
Benefits to NorthRoad.  The Board considered the factor of profitability to NorthRoad as a result of the subadvisory relationship with the Fund. The Board recognized the reputational benefits that may be realized by NorthRoad from its management of the Fund. The Board further recognized that NorthRoad may obtain research in connection with Fund brokerage transactions that it could utilize in connection with the management of clients accounts in addition to the Fund. The Board concluded that, taking into account these potential benefits to NorthRoad for its management of the Fund, the subadvisory fee was reasonable.
Conclusion.  Based on a totality of the above-noted factors, the Board unanimously approved the New Subadvisory Agreement, and recommends that shareholders vote FOR the proposal.
THE SUBADVISORY AGREEMENT
The New Subadvisory Agreement with NorthRoad was approved by the Board on November 5, 2013, subject to shareholder approval.  A copy of the New Subadvisory Agreement is attached to this Proxy Statement as Exhibit A.  The following description of the New Subadvisory Agreement is only a summary; however all material terms of the New Subadvisory Agreement have been included in the summary. The description set forth in this Proxy Statement of the New Subadvisory Agreement is qualified in its entirety by reference to Exhibit A.
Subadvisory Services.  The New Subadvisory Agreement provides that NorthRoad will serve as the Fund’s subadviser and, subject to Madison’s supervision, will manage the Fund’s portfolio assets.  NorthRoad will be responsible for providing continuous advice and recommendations concerning the Fund’s investments, and for selecting the broker-dealers who execute the portfolio transactions.  NorthRoad will also be responsible for voting proxies relating to the securities held by the Fund. Additionally, NorthRoad will provide services in accordance with the Fund’s investment policies and restrictions and will manage the Fund in accordance with the Trust’s compliance policies and procedures.
Subadvisory Fees.  Pursuant to the New Subadvisory Agreement, Madison will pay NorthRoad at an annual rate of 0.80% of the Fund’s average daily net assets. This fee will come out of the management fee Madison receives from the Fund pursuant to the Investment Management Agreement.
Duration and Termination.  The New Subadvisory Agreement will continue in effect for one year from the effective date of December 31, 2013, and thereafter for successive periods of one year, subject to annual approval as required by the 1940 Act.   The New Subadvisory Agreement provides that it may be terminated, without penalty, at any time on 60 days’ prior written notice by vote of the majority of the Board, or by vote of a majority of the outstanding voting securities of the Fund, or by Madison or NorthRoad upon 60 days’ written notice to the other party. In addition, the New Subadvisory Agreement provides that it will automatically terminate in the event of its assignment (as that term is defined under the 1940 Act) or in the event of the termination of the Investment Management Agreement between the Trust and Madison regarding Madison’s management of the Fund.
Payment of Expenses.  The New Subadvisory Agreement provides that NorthRoad will pay all expenses incurred by it in connection with its activities under the agreement.
Limitation on Liability.  The New Subadvisory Agreement provides that, in the absence of willful misfeasance, bad faith or gross negligence on the part of NorthRoad or its officers, directors or employees, or reckless disregard by NorthRoad of its duties, NorthRoad shall not be liable to Madison, the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services under the New Subadvisory Agreement or for any losses that may be sustained in the purchase, holding or sale of any security, except to the extent provided by law concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services.
Material Differences between Old Subadvisory Agreement and New Subadvisory Agreement.

•
The New Subadvisory Agreement contains a provision stating that NorthRoad is not the compliance agent for the Trust or Madison, and does not have access to all the Trust’s or the Fund’s books and records necessary to performance certain compliance testing. To the extent that NorthRoad has agreed to perform the services specified in the New Subadvisory Agreement in accordance with the Trust’s registration statement, the Trust’s Declaration of Trust, the Fund’s prospectus and any policies adopted by the Board applicable to the Fund, and in accordance with applicable law, NorthRoad is required to perform such services based upon its books and records with respect to the Fund and upon information and written instructions received from the Trust or Madison, and shall not be held responsible so long as it performs such services in accordance with the New Subadvisory Agreement, the policies of the Board and applicable law based upon such books and records and such information and instructions provided by the Trust or Madison. The Old Subadvisory Agreement contains no similar provision.

•
The New Subadvisory Agreement also contains a provision that unless Madison gives NorthRoad written instructions to the contrary, NorthRoad is required to vote (or abstain from voting) all proxies solicited by or with respect to the issuers of securities in which the Fund invests. NorthRoad is not required to file class action claims or derivative shareholder claims on behalf of the Fund, but if NorthRoad becomes aware of such claims, it is required to promptly provide all relevant information to the Fund’s custodian. The Old Subadvisory Agreement contains no similar provision.

•
The Old Subadvisory Agreement contains a provision that permits Lazard or an affiliated person of Lazard to act as a broker for the Fund in connection with the purchase or sale of securities. The New Subadvisory Agreement contains no similar provision.

•
The New Subadvisory Agreement requires Madison to pay NorthRoad for its services at the annual rate of 0.80% of the Fund’s average daily net assets, which fee shall be paid monthly, while the Old Subadvisory Agreement provides that Madison shall pay Lazard for its services at the annual rate of 0.55% on the first $50 million of assets and 0.50% on assets in excess of $50 million, which fee shall be paid quarterly.

•	The New Subadvisory Agreement has an initial term of one year, while the Old Subadvisory Agreement had an initial term of two years.
OTHER INFORMATION ABOUT NORTHROAD

NorthRoad, located at 295 Madison Avenue, 27th Floor, New York, New York 10017, is a majority owned subsidiary of Madison. Madison is controlled by Madison Investment Holdings, Inc., located at 550 Science Drive, Madison, Wisconsin 53711, which, in turn, is controlled by Frank E. Burgess.  As of September 30, 2013, NorthRoad had approximately $375 million in assets under management, consisting primarily of institutional accounts.  NorthRoad was founded in 2002 and specializes in international/global equity investing.

The following table sets forth the name and principal occupation of the principal executive officers of NorthRoad.  NorthRoad is a “manager managed” limited liability company, with Madison serving as the “manager.” Accordingly, also set forth below is the name of the representative from Madison who serves this function. The address of each person listed below is 295 Madison Avenue, 27th Floor, New York, New York 10017, unless otherwise indicated.

Name	Title
Courtney L. Dean	Principal
Elizabeth A. Dettman[1]	Chief Financial Officer
Katherine L. Frank[1]	Executive Director & Chief Operating Officer of Madison (Madison representative)
Pamela M. Krill[1]	General Counsel & Chief Legal Officer
W. Richard Mason[2]	Corporate Counsel & Chief Compliance Officer
Charles D. Saunders	Principal
James A. Shore	Principal
Raymond T. Vars	Principal
1 The address of the person listed is 550 Science Drive, Madison, WI 53711.
2 The address of the person listed is 8777 N. Gainey Center Drive, Suite 220, Scottsdale, AZ 85258.

NorthRoad provides investment management services to one other mutual fund – the Madison Fund, which has a similar investment objective as the Fund. Information regarding the Madison Fund is provided below:

Total Assets as of September 30, 2013	Investment Advisory Fee Received by Madison	Subadvisory Fee Received by NorthRoad
$31,781,733	0.80%	0.80%[1]
1 Madison passes on to NorthRoad 100% of the investment advisory fee it receives from the Madison Fund.

OTHER INFORMATION ABOUT MADISON
Madison, located at 550 Science Drive, Madison, Wisconsin 53711, is a controlled subsidiary of Madison Investment Holdings, Inc., which, in turn, is controlled by Frank E. Burgess.  As of September 30, 2013, Madison and its affiliate organizations, including NorthRoad, had approximately $15 billion in assets under management, including open-end mutual funds, closed-end funds, separately managed accounts and wrap accounts.  The Madison organization was founded in 1974 and, since that time, has earned a reputation for its risk-sensitive investment philosophy and active bond and equity strategies. The Madison investment philosophy is “Participate and Protect®” which reflects Madison’s investment goals of achieving consistent investment returns while limiting portfolio risk.
The following table sets forth the name and principal occupation of the principal executive officers and directors of Madison.  The address of each person listed below is 550 Science Drive, Madison, Wisconsin 53711.

Name	Title
Katherine L. Frank	Executive Director & Chief Operating Officer; Member of Board of Directors
Frank E. Burgess	Founder; Chairman of Board of Directors
Paul A. Lefurgey	Executive Director & Head of Fixed Income Investments; Member of Board of Directors
Jay R. Sekelsky	Executive Director & Chief Investment Officer; Member of Board of Directors
Michael J. Schlageter	Executive Director & Chief Marketing Officer; Member of Board of Directors
William S. Schoyer	Executive Director – Corporate Strategy
Ms. Frank serves on the Board of the Fund and as the Fund’s President, and Messrs. Lefurgey and Sekelsky serves as Vice Presidents of the Fund. Other officers or directors of Madison who serve as officers or directors of the Fund are (in alphabetical order): Holly Baggot, Secretary and Assistant Treasurer of the Fund and Vice President of Madison; Greg Hoppe, Treasurer of the Fund and Vice President of Madison; Pamela Krill, Chief Legal Officer and Assistant Secretary of the Fund and General Counsel and Chief Legal Officer of Madison; and Richard Mason, Chief Compliance Officer and Assistant Secretary of the Fund and Chief Compliance Officer and Corporate Counsel of Madison.
MORE ABOUT FEES AND EXPENSES
The Fund pays Madison a management fee at an effective annual rate of 1.20% of the Fund’s average daily net assets. Subject to shareholder approval of the New Subadvisory Agreement, Madison has agreed to contractually lower the annual management fee it receives from the Fund by 0.05% to 1.15% of the Fund’s average daily net assets.

During the three fiscal years ended December 31, 2012, the Fund paid the following management fees to Madison, from which Madison paid the following subadvisory fees to Lazard:

	2012	2011	2010
Management Fees	$1,103,516	$1,202,587	$1,140,087
Subadvisory Fees	$484,661	$526,153	$499,820
ADDITIONAL INFORMATION
Expenses of Meeting/Proxy Solicitation. Madison, not the Fund, is responsible for all of the costs and expenses of the Meeting and proxy solicitation required to obtain shareholder approval of the New Subadvisory Agreement.
Voting Information. The Trust is a business trust organized under the laws of the Commonwealth of Massachusetts on September 16, 1983, and is registered with the SEC as an open-end management investment company under the 1940 Act.
CMFG and/or its affiliates, Separate Accounts and pension plans are the only shareholders of record of the Fund. Each Separate Account is a segregated asset account established by CMFG and, if required, is registered with the SEC under the 1940 Act as a unit investment trust. Amounts paid by a variable contract owner may be allocated to one or more of the subaccounts of each Separate Account that invest in shares of the Fund. Each subaccount invests in shares of an open-end management investment company, including the Fund.
CMFG will vote the shares of the Fund held by its Separate Accounts at the Meeting in accordance with timely instructions received from persons entitled to give voting instructions under the variable contracts. CMFG will also vote shares (1) held in its own name or that of its affiliates, and (2) held by a Separate Account for which it does not receive timely voting instructions, in the same proportion as those shares for which it does receive timely voting instructions from variable contract owners, sometimes called “echo voting.” As a result, a relatively small number of contract owners can determine the outcome of the vote.
The number of shares of the Fund for which a variable contract owner may give voting instructions is equal to the number of shares, or fraction of shares, held in the Separate Account attributable to the owner’s variable contract on November 5, 2013 (the “Record Date”). Each share has one vote for each dollar of net asset value as of the Record Date, and fractional votes are counted.
If a Voting Instruction Form is received that does not specify a choice, its timely receipt will be considered as an instruction to vote in favor of the proposal. Consistent with the foregoing, voting instructions to abstain with respect to the proposal, and broker “non-votes” (voting instructions from brokers or other nominees indicating that they have not received instructions from the owner or other persons entitled to give voting instructions), will effectively be votes against the proposal. In certain circumstances, CMFG has the right to disregard voting instructions from certain variable contract owners, although CMFG does not believe that these circumstances exist with respect to the matters currently before shareholders. Beneficial owners may revoke voting instructions at any time prior to the Meeting by notifying the Fund in writing, as follows: Ultra Series Fund, c/o Madison Asset Management, LLC, 550 Science Drive, Madison, WI 53711, Attention: Legal Department.
CMFG does not require that a specific number of variable contract owners submit voting instructions before CMFG will vote the shares of the Fund held by its Separate Accounts at the Meeting. Instead, CMFG, in its sole discretion, will vote the shares of the Fund held by its Separate Accounts at the Meeting after consideration of such factors as (1) the percentage of votes represented by voting instructions received by CMFG, and (2) the percentage of variable contracts represented by voting instructions received by CMFG.
Vote Required to Pass Proposal. In order for the New Subadvisory Agreement to become effective, the New Subadvisory Agreement must be approved by the holders of a “majority of the outstanding voting securities” of the Fund.  The term “majority of the outstanding voting securities,” as defined in the 1940 Act and as used in this Proxy Statement, means: the affirmative vote of the lesser of (1) at least 67% of Fund shares present at the Meeting if more than 50% of the outstanding shares of the Fund as of the Record Date are present in person or by proxy, or (2) more than 50% of the outstanding shares of the Fund as of the Record Date.  Abstentions and broker non-votes will have the effect of a “no” vote on the proposal.
Shareholder Information. As of the close of business on the Record Date, there were issued and outstanding shares and net assets of the Fund as shown below.

Share Class	Shares	Net Assets
Class I
Class II
As of the Record Date, the following persons/entities beneficially owned more than 5% of the outstanding voting securities of the Fund.

Share Class	Shareholder	Percent of Outstanding Shares

As of the Record Date, no member of the Board or any officer of the Trust beneficially owned any shares of the Fund.

Quorum. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Fund constitutes a quorum for the Meeting. Abstentions are counted as shares that are present for purposes of determining a quorum.
Adjournments and/or Postponements. It is possible that the Trust may propose one or more adjournments or postponements of the Meeting. Any such adjournment or postponement will require an affirmative vote by the holders of a majority of the outstanding shares of the Fund present (in person or by proxy) at the Meeting. The proxies are expected to vote in favor of any proposed adjournment or postponement.
Principal Underwriter and Other Service Providers. MFD Distributor, LLC, located at 8777 N. Gainey Center Drive, Suite 220, Scottsdale, Arizona 85258, acts as the principal underwriter of the Fund’s shares (the “Distributor”).  The Distributor and Madison are affiliates of each other. State Street Bank and Trust Company (“State Street Bank”), 225 Franklin Street, Boston, Massachusetts 02110, acts as custodian of the Fund’s assets, and State Street Bank, 801 Pennsylvania Avenue, Kansas City, Missouri 64105, provides investment accounting and certain other administrative services to the Fund. Boston Financial Data Services (“BFDS”), 2000 Crown Colony Drive, Quincy, Massachusetts 02169, acts as the Fund’s transfer agent. As transfer agent, BFDS maintains the Fund’s shareholder records and reports. State Street Bank and BFDS are affiliates of each other.
Shareholder Proposals for Subsequent Meetings. The Fund does not hold annual shareholders’ meetings except to the extent that such meetings may be required under the 1940 Act or state law.  Shareholders who wish to submit proposals for inclusion in the Proxy Statement for a subsequent shareholder meeting should send their written proposals to the Fund’s Secretary at its principal office within a reasonable time before such meeting.  The timely submission of a proposal does not guarantee its inclusion.
Other Matters to Come Before the Meeting. Under Massachusetts law, the only matters that may be acted on at a special meeting of shareholders are those stated in the notice of the special meeting.  Accordingly, other than procedural matters relating to the proposal, no other business may properly come before the Meeting.  If any such procedural matter requiring a vote of shareholders should arise, or any question as to an adjournment of the Meeting is submitted to shareholders, the persons named as proxies will vote on such procedural matters in accordance with their discretion.
By Order of the Board of Trustees of
Ultra Series Fund,

Holly S. Baggot, Secretary
November 26, 2013

EXHIBIT A
NEW SUBADVISORY AGREEMENT
THIS INVESTMENT SUB-ADVISORY AGREEMENT (“Agreement”), effective as of this 31st day of December, 2013, by and between MADISON ASSET MANAGEMENT, LLC, a Wisconsin limited liability company (the “Adviser”), and NORTHROAD CAPITAL MANAGEMENT LLC, a New York limited liability company (the “Sub-Adviser”).
Adviser and Sub-Adviser agree as follows:
1.Appointment of Sub-Adviser. Adviser hereby engages the services of Sub-Adviser in connection with Adviser’s management of the International Stock Fund (the “Portfolio”), a series of the Ultra Series Fund (the “Trust”). Pursuant to this Agreement and subject to the oversight and supervision by Adviser and the officers and the Board of Trustees (the “Trustees”) of the Trust, Sub-Adviser shall manage the investment and reinvestment of the assets of the Portfolio as requested by Adviser. Sub-Adviser hereby accepts employment by Adviser in the foregoing capacity and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.
2.Sub-Adviser’s Duties.

A.
Sub-Adviser shall furnish continuously an investment program for the Portfolio and shall determine from time to time in its discretion the securities and other investments to be purchased or sold or exchanged and what portions of the Portfolio shall be held in various securities, cash or other investments. In this connection, Sub-Adviser shall provide Adviser and the officers and Trustees of the Trust with such reports and documentation as the latter shall reasonably request regarding Sub-Adviser’s management of the Portfolio’s assets.

B.
Sub-Adviser shall carry out its responsibilities under this Agreement in compliance with: (i) the Portfolio’s investment objective, policies and restrictions as set forth in the Trust’s current registration statement, (ii) such policies or directives as the Trust’s Trustees may from time to time establish or issue, and (iii) applicable law and related regulations. Adviser shall promptly notify Sub-Adviser of changes to (i) or (ii) above and shall notify Sub-Adviser of changes to (iii) above promptly after it becomes aware of such changes.

C.
Sub-Adviser and Adviser acknowledge that Sub-Adviser is not the compliance agent for the Trust or for Adviser, and does not have access to all of the Trust’s or the Portfolio’s books and records necessary to perform certain compliance testing. To the extent that Sub-Adviser has agreed to perform the services specified in this Agreement in accordance with the Trust’s registration statement, the Trust’s Declaration of Trust, the Portfolio’s prospectus and any policies adopted by the Trustees applicable to the Portfolio, and in accordance with applicable law, Sub-Adviser shall

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perform such services based upon its books and records with respect to the Portfolio, which comprise a portion the Portfolio’s books and records, and upon information and written instructions received from the Trust or Adviser, and shall not be held responsible under this Agreement so long as it performs such services in accordance with this Agreement, the policies of the Trustees and applicable law based upon such books and records and such information and instructions provided by the Trust or Adviser. Adviser shall promptly provide Sub-Adviser with copies of the Trust’s registration statement, the Trust’s Declaration of Trust, the Portfolio’s currently effective prospectus and any written policies or procedures adopted by the Trustees applicable to the Portfolio and any amendments or revisions thereto.
3.    Brokerage Discretion. Sub-Adviser shall have full and complete discretion to establish brokerage accounts with one or more brokers, dealers or other financial intermediaries as Sub-Adviser may select, including those which from time to time may furnish to Sub-Adviser or its affiliates statistical and investment research information and other services. Sub-Adviser will place orders with or through such brokers, dealers or other financial intermediaries in accordance with Sub-Adviser’s brokerage policies and the policy with respect to brokerage set forth in the Trust’s registration statement or as the Trustees or Adviser may direct from time to time, in conformity with federal securities laws. On occasions when Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Portfolio as well as other clients of Sub-Adviser, Sub-Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transactions, will be made by Sub-Adviser in the manner Sub-Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to its other clients.
4.    Proxy Voting. Unless Adviser gives Sub-Adviser written instructions to the contrary, Sub-Adviser shall use its good faith judgment in a manner which it reasonably believes best serves the interests of the Portfolio’s shareholders to vote or abstain from voting all proxies solicited by or with respect to the issuers of securities in which assets of the Portfolio may be invested. Sub-Adviser shall not file class action claims or derivative shareholder claims on behalf of the Portfolio. However, should Sub-Adviser become aware of such claims, Sub-Adviser shall promptly provide all relevant information to the Portfolio’s custodian.
5.    Services Not Exclusive. Sub-Adviser’s services under this Agreement are not exclusive. Sub-Adviser may provide the same or similar services to other clients. Sub-Adviser shall, for all purposes herein, be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent Adviser, the Trust or the Portfolio or otherwise be deemed an agent of Adviser, the Trust or the Portfolio.

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6.    Compensation. For the services rendered, the facilities furnished and the expenses assumed by Sub-Adviser, Adviser shall pay Sub-Adviser at the end of each month, a fee based on the average daily net assets of the Portfolio at the annual rate of 0.80%. Sub-Adviser’s fee shall be accrued daily at 1/365th of the applicable annual rate set forth above (1/366th in leap years). For the purposes of accruing compensation, the net assets of the Portfolio shall be determined in the manner and on the dates set forth in the current prospectus of the Trust, and, on days on which the net assets are not so determined, the net asset value computation to be used shall be as determined on the next day on which the net assets shall have been determined. In the event of termination of this Agreement, all compensation due through the date of termination will be calculated on a pro-rated basis through the date of termination and paid within 30 business days of the date of termination. During any period when the determination of net asset value is suspended, the net asset value of the Portfolio as the last business day prior to such suspension shall for this purpose be deemed to be the net asset value at the close of each succeeding business day until it is again determined.
7.    Books and Records.

A.
Sub-Adviser shall maintain all books and records with respect to the Portfolio’s transactions required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), and shall render to Adviser such periodic and special reports as Adviser may reasonably request.

B.
Sub-Adviser agrees that all books and records which it maintains for the Portfolio or the Trust pursuant to this section are the property of the Trust and further agrees to surrender promptly to Adviser or the Trust any such books, records or information upon Adviser’s or the Trust’s request. All such books and records shall be made available, within five business days of a written request, to the Trust’s accountants or auditors during regular business hours at Sub-Adviser’s offices. Adviser and the Trust or either of their authorized representatives shall have the right to copy any records in the possession of Sub-Adviser which pertain to the Portfolio or the Trust. Such books, records, information or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this Agreement, all such books, records or other information shall be returned to Adviser or the Trust, however, Sub-Adviser may retain a copy of such documents.

8.    Cooperation. Adviser and Sub-Adviser shall cooperate with each other in providing information, reports and other materials to regulatory and administrative bodies having proper jurisdiction over the Portfolio, Adviser and Sub-Adviser in connection with the services provided pursuant to this Agreement; provided, however, that this agreement to cooperate does not apply to the provision of information, reports and other materials which either Adviser or Sub-Adviser reasonably believes the regulatory or administrative body does not have

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the authority to request or is the privileged or confidential information of Adviser or Sub-Adviser.
9.    Confidentiality. Each party to this Agreement agrees that it will not disclose or use any records or information of the other party (the “Non-Disclosing Party”) obtained pursuant to this Agreement in any manner whatsoever except as authorized in this Agreement and that it will keep confidential any non-public information obtained pursuant to this Agreement and disclose such information only if Non-Disclosing Party (or the Trust, in cases where the Non-Disclosing Party is the Adviser) has authorized such disclosure, or if such disclosure is required by federal or state regulatory authorities.
10.    Standard of Care. In the absence of willful misfeasance, bad faith or gross negligence on the part of Sub-Adviser or its officers, directors or employees, or reckless disregard by Sub-Adviser of its duties under this Agreement, Sub-Adviser shall not be liable to Adviser, the Portfolio, the Trust or to any shareholder of the Portfolio for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security, except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services.
11.    Representations and Warranties.

A.	Adviser represents and warrants that:

(1)
Adviser is registered with the U.S. Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Adviser shall remain so registered throughout the term of this Agreement and shall notify Sub-Adviser immediately if Adviser ceases to be so registered as an investment adviser;

(2)
Adviser is a limited liability company duly organized and validly existing under the laws of the State of Wisconsin with the power to own and possess its assets and carry on its business as it is now being conducted;

(3)
The execution, delivery and performance by Adviser of this Agreement are within Adviser’s powers and have been duly authorized by all necessary action on the part of its directors, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of Adviser for the execution, delivery and performance of this Agreement by the parties hereto, and the execution, delivery and performance of this Agreement by the parties hereto does not contravene or constitute a default under: (a) any provision of applicable law, rule or regulation; (b) Adviser’s Articles of Organization or Operating Agreement; or (c) any agreement, judgment, injunction, order, decree or other instruments binding upon Adviser;

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(4)	This Agreement is a valid and binding agreement of Adviser;

(5)
Adviser’s Form ADV is publicly available at www.adviserinfo.sec.gov. Adviser represents that it will notify Sub-Adviser, within a reasonable time after filing any material amendment to its Form ADV with the SEC. The information contained in Adviser’s Form ADV is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; and

(6)
Adviser acknowledges that it received a copy of Sub-Adviser’s current Form ADV Part II or disclosure brochure in lieu thereof, at least 48 hours prior to the execution of this Agreement and has delivered a copy of the same to the Trust.

B.	Sub-Adviser represents and warrants that:

(1)
Sub-Adviser is registered with the SEC under the Advisers Act. Sub-Adviser shall remain so registered throughout the term of this Agreement and shall notify Adviser immediately if Sub-Adviser ceases to be so registered as an investment adviser;

(2)
Sub-Adviser is a limited liability company duly organized and validly existing under the laws of the State of New York with the power to own and possess its assets and carry on its business as it is now being conducted;

(3)
The execution, delivery and performance by Sub-Adviser of this Agreement are within Sub-Adviser’s powers and have been duly authorized by all necessary action on the part of its directors, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of Sub-Adviser for the execution, delivery and performance of this Agreement by the parties hereto, and the execution, delivery and performance of this Agreement by the parties hereto does not contravene or constitute a default under: (a) any provision of applicable law, rule or regulation; (b) Sub-Adviser’s Articles of Organization or Operating Agreement; or (c) any agreement, judgment, injunction, order, decree or other instruments binding upon Sub-Adviser;

(4)	This Agreement is a valid and binding Agreement of Sub-Adviser; and

(5)
Sub-Adviser’s Form ADV is publicly available at www.adviserinfo.sec.gov. Sub-Adviser represents that it will notify the Adviser within a reasonable time after filing any material amendment to its Form ADV with the SEC. The information contained in Sub-Adviser’s Form ADV is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

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12.    Use of Name. Adviser will not use, and will not permit the Trust to use, Sub-Adviser’s name (or that of any affiliate) or any derivative thereof or logo associated therewith in Trust literature without prior approval by Sub-Adviser; provided, however, that Adviser and the Trust have Sub-Adviser’s permission to use Sub-Adviser’s name as part of the name of the Portfolio in the event Adviser and/or the Trust wish to do so.
13.    Term of Agreement; Termination; Amendment.

A.
This Agreement shall not become effective unless and until it is approved by the Trustees, including a majority of Trustees who are not parties to this Agreement or interested persons of any such party to this Agreement. This Agreement shall come into full force and effect on the date set forth above. This Agreement shall continue in effect for one year and shall thereafter continue in effect from year to year so long as such continuance is specifically approved at least annually by (i) the Trustees, or by the vote of a majority of the outstanding voting securities of the Portfolio; and (ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

B.
This Agreement may be terminated at any time without the payment of any penalty, by the Trustees or by vote of a majority of the outstanding voting securities of the Portfolio on 60 days’ written notice to Adviser and Sub-Adviser, or by Adviser, or Sub-Adviser, on 60 days’ written notice to the other. This Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the investment advisory agreement between Adviser and the Trust regarding Adviser’s management of the Portfolio.

C.
This Agreement may be amended by either party only if such amendment is specifically approved by a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

14.    Defined Terms. The terms “assignment,” “affiliated person,” “interested person,” and “majority of the outstanding voting securities,” when used in this Agreement, shall have the respective meanings specified in the 1940 Act.
15.    Governing Law. This Agreement shall be construed in accordance with laws of the State of Wisconsin, and applicable provisions of the 1940 Act and the Advisers Act.
16.    Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

[signature block intentionally omitted]

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VOTING INSTRUCTION
International Stock Fund
a Series of
ULTRA SERIES FUND
SPECIAL MEETING OF SHAREHOLDERS – December 27, 2013
If the undersigned is an owner of a variable annuity contract or variable life insurance policy issued by CMFG Life Insurance Company (“CMFG”), the undersigned hereby instructs CMFG to vote shares of the International Stock Fund (the “Fund”), of which the undersigned is a beneficial owner, in accordance with the instructions below at the special meeting of the shareholders to be held at 550 Science Drive, Madison, WI 53711, on December 27, 2013, at 9:00 a.m., Central Time (the “Meeting”), and any adjournment or postponement of the Meeting.
If the undersigned is the legal owner of shares of the Fund, the undersigned hereby appoints Holly Baggot or Greg Hoppe, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Meeting, and any adjournment or postponement of the Meeting, to vote at the Meeting on behalf of the undersigned in accordance with the instructions below, and to otherwise represent the undersigned at the Meeting with all powers possessed by the undersigned if personally present at the Meeting.
Please check the appropriate boxes below, date this form, and sign it exactly as your name appears below. By signing this form, you acknowledge receipt of the Notice of Special Meeting of Shareholders and the accompanying Proxy Statement. If you return this form signed, but unmarked, the shares will be voted “For” the proposal. CMFG or the proxies, as applicable, will vote in their best judgment with respect to any other matter that is properly brought before the Meeting.
Note: Please date these voting instructions and sign your name in the exact form as it appears herein and return it promptly in the enclosed envelope. If you sign as “Trustee” or “Employee”, please give full title as such.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-866-298-8476

Signature of Beneficial Owner

Signature of Beneficial Owner (other) (if held jointly)

Date
VOTING OPTIONS
Read the Proxy Statement and have it at hand when voting.
Vote on the Internet        Vote by Phone    Vote by Mail
Log on to:            Call: 1-866-298-8476    Vote, sign and date this Voting Instruction
www.proxy-direct.com        Follow the recorded    Form and return it in the postage-paid
or scan the QR code        instructions    envelope.
Follow the on-screen instructions        (available 24 hours).
(available 24 hours).

PLEASE VOTE, DATE AND SIGN THIS VOTING INSTRUCTION CARD AND
RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE
PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: æ

1.
To approve a new subadvisory agreement between Madison Asset Management, LLC, the investment adviser of the Fund, and NorthRoad Capital Management LLC, the proposed new subadviser of the Fund, as described in the proxy statement.

FOR AGAINST ABSTAIN
0 0 0

2.	To vote on such other matters that may properly come before the Meeting, or any adjournments or postponements thereof.

Important Notice Regarding the Availability of Proxy Materials for the Special
Meeting of Shareholders to Be Held on December 27, 2013.

The Proxy Statement for this meeting is available at: http://www.ultraseriesfund.com/proxy.